Exhibit 99.1

Media Contact:	Analyst Contacts:
Eric Boomhower	Bryant Potter	Iris Griffin
(800) 562-9308	(803) 217-6916	(803) 217-6642

SCANA Reports Financial Results for First Quarter of 2017

Cayce, S.C., April 27, 2017... SCANA Corporation (NYSE: SCG) today announced earnings for the first quarter of 2017 of $171 million, or earnings per share of $1.19, compared to $176 million, or earnings per share of $1.23, for the first quarter of 2016.

“Weather in the first quarter of this year was significantly milder than normal,” said Jimmy Addison, Executive Vice President and Chief Financial Officer. “While this mild weather caused lower electric margins, gas margins were up due to rate increases and customer growth in our North and South Carolina businesses.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company
Reported earnings for the first quarter of 2017 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $112 million, or earnings per share of 78 cents, compared to $116 million, or 81 cents per share, in the same quarter of 2016. Increased gas margins, due to a Rate Stabilization Act rate increase and customer growth, and higher electric margins primarily from a 2016 Base Load Review Act rate increase and customer growth, were more than offset by the impact of milder weather compared to the same period of the prior year. Abnormally mild winter weather decreased earnings by 24 cents per share in the first quarter of 2017, compared to a decrease of 5 cents per share in the first quarter of 2016. At March 31, 2017, SCE&G was serving approximately 713,000 electric customers and 361,000 natural gas customers, up 1.6 and 2.8 percent, respectively, over 2016.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported first quarter 2017 earnings of $43 million, or 30 cents per share, compared to $36 million, or 25 cents per share in the same quarter of 2016. This increase is primarily attributable to higher gas margins from customer growth and a rate increase that became effective November 1, 2016. At March 31, 2017, PSNC Energy was serving approximately 552,000 customers, an increase of 2.6 percent over the previous year.

SCANA Energy Marketing

SCANA Energy Marketing, which markets natural gas in deregulated energy markets, including Georgia where the Company does business as SCANA Energy, reported first quarter 2017 earnings of $15 million, or 11 cents per share, compared to $24 million, or 17 cents per share, in the first quarter of

2016. This decrease is primarily due to lower gas margins attributable to lower sales volumes arising from significantly milder winter weather in 2017 than in 2016.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include the holding company, reported relatively flat earnings in the first quarter of 2017, consistent with the same quarter in 2016.

EARNINGS OUTLOOK

Based on 2016 GAAP earnings per share of $4.16, the Company estimates its targeted average annual earnings per share growth rate range to be 2 to 4 percent over the next 3 to 5 years due to incremental electric margins attributable to abnormal weather in 2016.  Due to the significance of weather to SCE&G’s earnings and its unpredictability, the Company is not able to provide 2017 GAAP earnings guidance.

For 2017, the Company reaffirms its guidance for 2017 GAAP-Adjusted Weather-Normalized earnings per share of $4.15 to $4.35, with an internal target of $4.25 per share.

In addition to the GAAP basis long-term growth rate guidance above, the Company estimates its targeted average annual growth rate for GAAP-Adjusted Weather-Normalized earnings per share to be 4 to 6 percent over the next 3 to 5 years based on 2016 GAAP-Adjusted Weather-Normalized earnings per share of $3.97. 2016 GAAP-Adjusted Weather-Normalized earnings per share reflect downward adjustments of 28 cents per share pre-tax and a tax effect of 9 cents per share for a net of tax 19 cents per share to normalize weather in the electric business.

The Company's management believes that these non-GAAP earnings and earnings growth measures provide a meaningful representation of the Company's fundamental earnings power and can aid in performing period-over-period financial analysis and comparison with peer group data. In management's opinion, these non-GAAP measures serve as useful indicators of the financial results of the Company's primary businesses and as a basis for management's provision of earnings guidance and growth projections. In addition, management uses these non-GAAP measures in part in making budgetary and operational decisions including determining eligibility for certain incentive compensation payments. These non-GAAP measures are not intended to replace the GAAP measures of earnings per share or average annual earnings per share growth rate, but are offered as supplements to those GAAP measures.

Factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 3:00 p.m. ET on Thursday, April 27, 2017. The call-in numbers for the conference call are 1-888-347-3258 (US), 1-855-669-9657 (Canada) and 1-412-902-4279 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available through May 11, 2017. The telephone replay numbers are 1-877-344-7529 (US), 1-855-669-9658 (Canada), and 1-412-317-0088 (International). The event code for the telephone replay is 10103251.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the Company’s website at

www.scana.com. Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call will also be available on the website through May 11, 2017.

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 713,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) uncertainty relating to the recent bankruptcy filing by the members of the Consortium building the New Units, including the effect of a rejection of the EPC Contract and the prudency and feasibility of completing the New Units; (2) the ability of SCANA and its subsidiaries (the Company) to recover through rates additional costs incurred in connection with the completion of the New Units or costs incurred to date in the event of the abandonment of one or both of the New Units; (3) continuing uncertainties as to future construction delays and cost overruns in connection with the completion of construction of the New Units, including delays and cost overruns resulting from the bankruptcy of members of the Consortium; (4) the ability of the Company to recover amounts which may become due from the Consortium or from Toshiba under its payment guaranty; (5) maintaining creditworthy joint owners (including possible new or different joint owners) for SCE&G’s new nuclear generation project; (6) the creditworthiness and/or financial stability of contractors and other providers of design and engineering services for SCE&G's new nuclear generation project; (7) changes in tax laws and realization of tax benefits and credits, including production tax credits for new nuclear units, and the ability or inability to realize credits and deductions, particularly in light of construction delays which have occurred or may occur with respect to the New Units; (8) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (9) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, the BLRA, and actions affecting the construction and possible abandonment of one or both of the New Units; (10) current and future litigation; (11) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the Company’s cost of and access to capital and sources of liquidity;  (12) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (13) the results of efforts to ensure the physical and cyber security of key assets and processes; (14) changes in the economy, especially in areas served by subsidiaries of SCANA; (15) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (16) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (17) the loss of sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (18) growth opportunities for SCANA’s regulated and other subsidiaries; (19) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries are located and in areas served by SCANA’s subsidiaries; (20) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (21) payment and performance by counterparties and customers as contracted and when due; (22) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for electric generation and transmission, including nuclear generating facilities; (23) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation and nuclear generation; (24) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (25) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company’s businesses; (26) labor disputes; (27) performance of SCANA’s pension plan assets and the effect(s) of associated discount rates; (28) inflation or deflation; (29) changes in interest rates; (30) compliance with regulations; (31) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (32) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Company’s most recent periodic report filed with the Securities and Exchange Commission.

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)
	Quarter Ended
	March 31,
	2017	2016
Operating Revenues:
Electric	$577	$592
Gas-Regulated	322	299
Gas-Nonregulated	274	281
Total Operating Revenues	1,173	1,172

Operating Expenses:
Fuel Used in Electric Generation	136	136
Purchased Power	11	11
Gas Purchased for Resale	370	359
Other Operation and Maintenance	179	181
Depreciation and Amortization	95	91
Other Taxes	66	63
Total Operating Expenses	857	841

Operating Income	316	331

Other Income (Expense)
Other Income	17	16
Other Expense	(10)	(14)
Interest Charges, Net	(87)	(83)
Allowance for Equity Funds Used During Construction	9	5
Total Other Income (Expense)	(71)	(76)

Income Before Income Tax Expense	245	255
Income Tax Expense	74	79

Net Income	$171	$176

Earnings Per Share of Common Stock	$1.19	$1.23
Weighted Average Shares Outstanding (Millions):	142.9	142.9
Dividends Declared Per Share of Common Stock	$0.6125	$0.575

Earnings per Share by Company:
(Unaudited)
	Quarter Ended
	March 31,
	2017	2016
SC Electric & Gas	$0.78	$0.81
PSNC Energy	0.30	0.25
SCANA Energy	0.11	0.17
Corporate and Other	0.00	0.00
Earnings per Share	$1.19	$1.23

Variances in Earnings per Share:
(Unaudited)
Quarter Ended
March 31,
2016 Earnings per Share	$1.23

Variances:
Electric Margin (Non-Weather)	0.12
Electric Margin (Weather)	(0.19)
Natural Gas Margin	0.02
Operations & Maintenance Expense	0.01
Depreciation	(0.02)
Property Taxes	(0.01)
Other Income	0.02
Effective Tax Rate Change	0.01
Variances in Earnings per Share	(0.04)

2017 Earnings per Share	$1.19